Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Suzanne Runald	Charles Messman
Public Relations 949-362-5800 pr@smithmicro.com	Investors Relations 949-362-5800 IR@smithmicro.com

Smith Micro Reports 2016 First Quarter Financial Results

Growing pipeline positions company for strong second half of fiscal 2016

Aliso Viejo, CA, April 26, 2016 – Smith Micro Software, Inc. (NASDAQ:SMSI) today reported financial results for its first quarter ended March 31, 2016.

“Revenue for the first quarter of 2016 was $7.2 million, which was above previous guidance,” said William W. Smith Jr., President and CEO of Smith Micro Software. “We have managed our cash well, ending the quarter at $13.1 million, and we remain on track to accelerate our growth in the second half of the year based on the new agreements we signed during the fourth quarter of last year and a strong sales pipeline.”

“We completed the Birdstep acquisition on April 7, 2016. The integration is underway and we are very excited about the new opportunities, complementary technologies, and the talented team we gained as part of the transaction. We remain very optimistic as we look at the second half of the fiscal year, building momentum around new deals and the expansion of business with our current customers,” Mr. Smith concluded.

Fiscal First Quarter 2016 Financial Results:

Smith Micro Software reported revenue of $7.2 million for the first quarter ended March 31, 2016, compared to $10.5 million reported in the first quarter of 2015.

First quarter gross profit on a GAAP and non-GAAP (which excludes stock compensation) basis was $5.1 million, compared to $8.4 million reported in the first quarter of 2015.

Smith Micro Software First Quarter 2016 Financial Results	Page 2 of 6

GAAP and non-GAAP gross profit as a percentage of revenue was 70.7 percent for the first quarter of 2016, compared to 79.9 percent for the same quarter last year.

GAAP net loss for the first quarter of 2016 was $3.7 million or a loss of $0.08 per share, compared to GAAP net loss of $10,000, or $0.00 per share, for the first quarter of 2015.

Non-GAAP net loss (which excludes stock compensation and normalizes tax expense) for the first quarter of 2016 was $2.1 million, or $0.04 loss per diluted share, compared to a net income of $0.4 million, or $0.01 earnings per diluted share, for the first quarter of 2015.

Total cash and cash equivalents and short-term investments increased by $0.2 million from year-end ending March 31, 2016 at $13.1 million.

Fully diluted weighted average common shares outstanding as of March 31, 2016 were 46.1 million, compared to 45.5 million fully diluted weighted average common shares outstanding as of March 31, 2015.

The Company uses a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss) and earnings (loss) per share in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our income generation since stock-based compensation is excluded from the non-GAAP earnings calculation and adjustments are made for Proforma taxes. Since we are in a cumulative loss position, the non-GAAP income tax expense (benefit) for the fiscal year 2016 was computed by using a tax rate of 38 percent using the Company’s normalized combined U.S. federal, state and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between non-GAAP earnings and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Smith Micro Software First Quarter 2016 Financial Results	Page 3 of 6

Investor Conference Call:

Smith Micro Software will hold an investor conference call today to discuss the Company’s first quarter 2016 results at 4:30 p.m. ET, April 26, 2016. To access the call, dial 888-539-3678, international participants can call 719-325-2361 and when prompted provide the participant pass code 4383527. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro provides software to simplify and enhance the mobile experience. Our network access, insights, and optimization solutions ensure the best Quality of Experience for wireless users, while embedded mobile software creates new opportunities for wireless service providers and B2C businesses to engage with consumers via smartphones. Our portfolio also includes content monetization solutions such as visual messaging, video streaming, and a variety of 2D and 3D graphics applications. For more information, visit smithmicro.com. (NASDAQ: SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company’s ability to increase its revenue by capitalizing on new opportunities, customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint, and the risk of being delisted from NASDAQ if we fail to meet any of the listing requirements. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company’s ability to compete effectively with other software and technology companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note: Financial Schedules Attached

Smith Micro Software First Quarter 2016 Financial Results	Page 4 of 6

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) - unaudited

	GAAP	Stock Compensation	Taxes	Non- GAAP
Three Months Ended 3/31/16:
Gross profit	$5,101	$2	$—	$5,103
Income (loss) before provision for income taxes	($3,680)	$361	$—	($3,319)
Net income (loss)	($3,706)	$361	$1,287	($2,058)
EPS-diluted	($0.08)	$0.01	$0.03	($0.04)

Three Months Ended 3/31/15:
Gross profit	$8,411	$3	$—	$8,414
Income before provision for income taxes	$1	$609	$—	$610
Net income (loss)	($10)	$609	($221)	$378
EPS-diluted	($0.00)	$0.01	($0.00)	$0.01

Smith Micro Software First Quarter 2016 Financial Results	Page 5 of 6

Smith Micro Software, Inc.

Statements of Comprehensive Loss for the Three Months Ended March 31, 2016 and 2015

(in thousands, except per share amounts) - unaudited

	For the Three Months
	Ended March 31,
	2016	2015
Revenues	$7,214	$10,529
Cost of revenues	2,113	2,118

Gross profit	5,101	8,411

Operating expenses:
Selling and marketing	2,370	2,191
Research and development	3,923	3,341
General and administrative	2,486	2,877

Total operating expenses	8,779	8,409

Operating income (loss)	(3,678)	2
Interest and other income (expense), net	(2)	(1)

Income (loss) before provision for income taxes	(3,680)	1

Provision for income tax expense	26	11

Net loss	$(3,706)	$(10)

Other comprehensive income, before tax:
Unrealized holding gains on available-for-sale securities	2	1

Other comprehensive income, net of tax	2	1

Comprehensive loss	$(3,704)	$(9)

Loss per share:
Basic and diluted	$(0.08)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	46,094	45,501

Smith Micro Software First Quarter 2016 Financial Results	Page 6 of 6

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash & cash equivalents	$11,398	$8,819
Short term investments	1,679	4,078
Accounts receivable, net	5,459	8,145
Income tax receivable	13	13
Inventory, net	27	39
Prepaid and other assets	899	692

Total current assets	19,475	21,786
Equipment & improvements, net	2,150	2,492
Other assets	196	195

TOTAL ASSETS	$21,821	$24,473

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,480	$1,708
Accrued liabilities	5,539	5,064
Deferred revenue	1,107	440

Total current liabilities	8,126	7,212

Long-term liabilities	3,110	3,235

Total non-current liabilities	3,110	3,235

Stockholders’ Equity:
Common stock	47	46
Additional paid in capital	225,129	224,867
Accumulated comprehensive deficit	(214,591)	(210,887)

Total stockholders’ equity	10,585	14,026

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$21,821	$24,473